UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2020

 COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

STATE OF Nevada	001-03262	94-1667468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 668-8800

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jordan T. Marye and John D. Jacobi resigned from the Board of Directors of Comstock Resources, Inc. (the "Company") effective on August 21, 2020.

The resignations of Mr. Marye and Mr. Jacobi were related to the ownership by Covey Park Holdings LLC of the Company’s common stock decreasing to less than 10% of the total shares outstanding and were not the result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

M. Jay Allison, Roland O. Burns, Elizabeth B. Davis, Morris E. Foster and Jim L. Turner will continue to serve on the Company's Board of Directors and Mr. Allison will continue to serve as Chairman of the Board of Directors.  The Board of Directors has determined not to fill the vacancies resulting from the resignations of Mr. Marye and Mr. Jacobi at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 21, 2020	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer